NUMBER

1-1



SHARES

*** 100,000 ***

OLD NATIONAL BANCORP

Incorporated under the laws of the State of Indiana

FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES T

This certifies that the UNITED STATES DEPARTMENT OF THE TREASURY is the registered owner of one hundred thousand (100,000) fully paid and non-assessable shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series T, no par value, of Old National Bancorp, an Indiana corporation (the "Corporation"), transferable on the books of the Corporation by the holder hereof, in person or by a duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Corporation and the signature of its duly authorized officers.

PREFERRED

Dated: 12-DEC-2008

By: ____________________ Robert G. Jones, President

By: ____________________ Jeffrey L. Knight, Secretary

Countersigned and registered:
Old National Bancorp, as Transfer Agent and Registrar

By: ____________________
Authorized Signature

TRANSFER OF THIS CERTIFICATE IS RESTRICTED SEE LEGEND ON REVERSE SIDE

SHARES No Par Value EACH

CERTIFICATE

FOR

100,000

SHARES

OF THE

Preferred Stock

Fixed Rate Cumulative Perpetual,
Series T, No Par Value
of
OLD NATIONAL BANCORP
An Indiana Corporation

ISSUED TO

UNITED STATES DEPARTMENT
OF THE TREASURY

DATED

December 12, 2008

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

For Value Received, ______ *hereby sell, assign and transfer unto* ____________________

____________________ *Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint* ____________________

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

In presence of ____________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

A summary of the designations, relative rights, preferences and limitations applicable to each class and series of shares of the Corporation, and of the authority of the Board of Directors to determine variations in rights, preferences, and limitations for future series of shares, will be furnished by the Corporation to any shareholder on request and without charge.